Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION:	Company Contact:
Jill C Blumhoff
Chief Financial Officer
Phone: 765.497.8381
jblumhoff@BASinc.com

BASi Reports Third Quarter Results

WEST LAFAYETTE, IN, August 11, 2016 -- Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi” or the “Company”) today announced financial results for the third quarter and first nine months of fiscal 2016.

Third Quarter Results

For the three months ended June 30, 2016, revenue was $5,053,000 a 17.8% decrease from $6,150,000 in the third quarter of fiscal 2015.

Service revenue for the third quarter of fiscal 2016 decreased 24.6% to $3,773,000 compared to $5,001,000 for the same period in fiscal 2015. The company recognized a one-time benefit to Preclinical services revenues from an early termination in the third quarter of fiscal 2015 which did not repeat in fiscal 2016, resulting in a 17% revenue decline versus the same quarter prior year. Bioanalytical revenue decreased 35%, due to fewer samples received and analyzed in the third quarter of fiscal 2016 versus the comparable period in fiscal 2015.

Sales in our Product segment increased 11.4% in the third quarter of fiscal 2016 to $1,280,000 from $1,149,000 in the same period in fiscal 2015. The majority of the increase stems from increased instrument sales from our BASi Culex® automated in-vivo sampling line, plus an increase in sales of our analytical instruments and consumables over the same period in fiscal 2015.

Gross profit decreased to $1,173,000, or 23.2% of revenue, in the third quarter of fiscal 2016, compared to $2,490,000, or 40.5% of revenue, during the comparable fiscal 2015 period. The principal cause for the decrease was the decline in services revenue which led to lower absorption of the fixed costs in our business.

Operating expenses for the third quarter of fiscal 2016 increased to $1,538,000 compared to $956,000 during the third quarter of fiscal 2015. The principal reason for the increase was a favorable $620,000 mediation settlement with one of the Company’s former service providers, which reduced expenses in the third quarter of fiscal 2015. This settlement was recorded under operating expenses in the condensed consolidated statements of operations and comprehensive income (loss).

Net loss for the third quarter of fiscal 2016 amounted to $433,000, or $0.05 per diluted share, compared to net income of $1,478,000, or $0.16 per diluted share, for the third quarter of fiscal 2015.

Adjusted EBITDA was negative $2,000 for the third quarter of fiscal 2016, compared to a positive Adjusted EBITDA of $1,892,000 for the third quarter of fiscal 2015.

First Nine Months Results

For the nine months ended June 30, 2016, revenue decreased 13.7% to $15,287,000 compared to $17,721,000 for the first nine months of fiscal 2015. The decline was due to lower Bioanalytical and Other Laboratory service revenues and a decline in instrument sales. Gross profit decreased to $3,473,000, or 22.7% of revenue, compared to $6,196,000, or 35.0% of revenue, for the same period of the prior fiscal year. The decline was driven by a decrease in revenues which led to lower absorption of fixed costs.

Operating expenses for the nine months ended June 30, 2016 increased 3.1% to $4,692,000 from $4,492,000 for the comparable fiscal 2015 period. The principal reason for the increase was a $620,000 mediation settlement with one of the Company’s former service providers, which reduced expenses in the third quarter of fiscal 2015, partially offset by additional building rental income during the fiscal 2016 period, which was deducted from expense.

Net loss amounted to $1,193,000, or $0.15 per diluted share, for the first nine months of fiscal 2016. Net income amounted to $1,810,000, or $0.16 per diluted share, for the first nine months of fiscal 2015.

Adjusted EBITDA was negative $89,000 for the first nine months of fiscal 2016, compared to a positive Adjusted EBITDA of $2,841,000 for the first nine months of fiscal 2015.

Sources and Uses of Cash

Cash provided by operating activities was $270,000 for the first nine months of fiscal 2016, a decrease from $1,175,000 in the comparable fiscal 2015 period, due to the operating loss in the first nine months of fiscal 2016 offset in part by slightly lower working capital levels. The Company had $492,000 in cash and cash equivalents at June 30, 2016.  During the first nine months of fiscal 2016, proceeds from borrowings net of repayments, and cash on hand funded capital expenditures for plant, machinery and equipment of approximately $837,000.

Credit Arrangements Default

We are currently in default of our credit arrangements with Huntington Bank. Huntington Bank has reserved its rights resulting from this default, but as of August 11, 2016, has not exercised any of its remedies. The available remedies include, among others, the ability to accelerate and immediately demand payment of the outstanding debt under our term loan and revolving loan, to exercise its security interest, to take possession of or sell the underlying collateral, to refrain from making additional advances under the revolving loan, to increase interest accruing on the debt, and to terminate our interest rate swap. Were Huntington Bank to demand payment of the outstanding debt (whether at or prior to the scheduled maturity of the loans on September 30, 2016), we would currently have insufficient funds to satisfy that obligation, and the bank’s exercise of alternative remedies could also have a material adverse effect on our operations and financial condition.

The Company is exploring initiatives to address solutions to our credit issues, which include the evaluation and pursuit of various sources of financing including a refinancing as well as a possible sale and leaseback of the building in West Lafayette, Indiana. Management is also undergoing a detailed review of all current account management and pricing strategies and market programs and has introduced new initiatives designed to increase revenue around focused strength areas. These key areas of expertise include increasing our IND-enabling studies in nonhuman primates, partnering with clinics for sample analysis and sample kit preparation, offering bioequivalence study expertise to our generics clients and increasing market awareness and adoption of the BASi Culex™ In-vivo Automated Blood Sampling System and related consumables via equipment grants. We have seen growth in our quotes issued and quotes accepted in these areas in the current fiscal year. Management has been, and continues to be actively engaged in more effectively controlling operating costs in the short term, as they strive for long term stabilization and growth.

Warrant Expiration

As of May 11, 2016, the remaining unexercised Class A warrants from our 2011 public offering have expired. The liability was reduced to zero in our third fiscal quarter of 2016. As a result, we do not expect any additional charges to the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) following this quarter.

Chief Executive Officer Remarks

Jacqueline Lemke, BASi’s President and Chief Executive Officer stated, “Revenue in the third quarter was lower than we expected. The Bioanalytical services business has declined recently and we are addressing this with an added focus on large molecule analysis capabilities. We have seen an increased level of demand for large molecule compound studies and are committed to delivering quality large molecule services with our current, skilled employee base and our recent additional investment in specialized equipment. Preclinical services are performing to plan in line with an uptick in the market for these services. As we continue to see the increase in the preclinical market, we are addressing the challenge to efficiently increase our capacity and capabilities to deliver more quality work to our customers.

Ms. Lemke continued, “Product revenues remained improved, as compared to the first quarter of fiscal 2016. Recently, we partnered with PalmSens BV to expand our offerings of very precise quantitative and qualitative electrochemical instrumentation to enable BASi to continue to provide cutting edge research and development tools to our clients conducting scientific research, In addition, we are offering the BASi Embrace Automation grant program to expand the awareness of and adoption of the BASi Culex® in-vivo automated blood sampling system, introducing those using manual sampling techniques to the benefits of automation.”

Ms. Lemke concluded, “BASi’s quality personnel and our ability to consistently deliver high quality innovative solutions with regulatory excellence to the drug discovery market remains exemplary. Although experiencing a depressed revenue period, we are committed to delivering growth in our targeted areas of expertise and to responding to changes in the market. In a field requiring a multi-year commitment to research and development programs and partners, growth is a long term process. We will continue to reach out to current and prospective clients to provide the scientific connection needed to assist in their drug development process. . With these efforts focused on improving operations, we are also pursuing financing options such as alternate debt financing and/or a sale and leaseback of our West Lafayette facility to resolve cash flow issues and strive for long term stabilization and growth.”

Earnings Conference Call

BASi has scheduled a conference call at 11:00 a.m. Eastern Standard Time (EDT) on August 11, 2016 to discuss the results. To participate in the call, dial 866-865-2633, participant passcode 56370380. A simultaneous webcast of the conference call may be accessed online from the Investors tab at www.BASinc.com. The webcast will be available for replay after 2:00 p.m. EST at this same internet address. For a telephone replay, dial 855-859-2056, participant passcode 56370380 after 2:00 p.m. EDT.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are Adjusted EBITDA for the third quarter and first nine months of fiscal 2016 and 2015, respectively. Adjusted EBITDA refers to a financial performance measure that excludes certain income statement line items, such as interest, taxes, depreciation, and amortization. Adjusted EBITDA may also exclude certain non-cash expenses, such as stock-based compensation and the income or expense from the change in the warrant liability.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that Adjusted EBITDA, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services and products that increase efficiency and reduce the cost of taking a new drug to market. Visit www.BASinc.com for more information about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to our financial condition, changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, and various market and operating risks detailed in the Company's filings with the Securities and Exchange Commission. BASi assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent Annual Report, as filed, with the Securities and Exchange Commission.

(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015

Service revenue	$3,773	$5,001	$11,881	$13,929
Product revenue	1,280	1,149	3,406	3,792
Total revenue	5,053	6,150	15,287	17,721

Cost of service revenue	3,183	3,003	9,838	9,501
Cost of product revenue	697	657	1,976	2,024
Total cost of revenue	3,880	3,660	11,814	11,525

Gross profit	1,173	2,490	3,473	6,196
Operating expenses:
Selling	405	379	1,072	1,141
Research and development	103	160	392	489
General and administrative	1,030	1,037	3,165	3,468
Mediation settlement, net	—	(620)	—	(606)
Total operating expenses	1,538	956	4,629	4,492

Operating (loss) income	(365)	1,534	(1,156)	1,704

Interest expense	(107)	(67)	(243)	(223)
Change in fair value of warrant liability – decrease	21	34	189	353
Other income	1	—	2	1
Net income (loss) before income taxes	(450)	1,501	(1,208)	1,835

Income tax (benefit) expense	(17)	23	(15)	25

Net income (loss)	$(433)	$1,478	$(1,193)	$1,810

Other comprehensive income (loss):	(2)	(49)	(101)	19

Comprehensive income (loss)	$(435)	$1,429	$(1,294)	$1,829

Basic net income (loss) per share	$(0.05)	$0.18	$(0.15)	$0.22
Diluted net income (loss) per share	$(0.05)	$0.16	$(0.15)	$0.16

Weighted common shares outstanding:
Basic	8,108	8,080	8,107	8,077
Diluted	8,108	8,810	8,107	8,845

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2016	September 30, 2015

Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$492	$438
Accounts receivable
Trade, net of allowance of $541 at June 30, 2016 and $559 at September 30, 2015, respectively	2,497	2,904
Unbilled revenues and other	1,025	1,110
Inventories	1,476	1,466
Prepaid expenses	820	773
Refundable income taxes	4	—
Total current assets	6,314	6,691

Property and equipment, net	16,090	15,989
Goodwill	1,009	1,009
Debt issue costs	73	94
Other assets	28	32

Total assets	$23,514	$23,815

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,950	$2,858
Accrued expenses	824	1,710
Customer advances	3,407	3,414
Income tax accruals	16	30
Revolving line of credit	1,551	86
Fair value of warrant liability	—	189
Fair value of interest rate swap	48	50
Current portion of capital lease obligation	152	230
Current portion of long-term debt	3,863	786
Total current liabilities	13,811	9,353

Capital lease obligation, less current portion	232	68
Long-term debt, less current portion	—	3,666
Total liabilities	14,043	13,087

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value:
1,185 Series A shares at $1,000 stated value issued and outstanding at June 30, 2016 and September 30, 2015, respectively	1,185	1,185
Common shares, no par value:
Authorized 19,000,000 shares; 8,107,558 shares and 8,105,007
issued and outstanding at June 30, 2016 and September 30, 2015, respectively	1,989	1,988
Additional paid-in capital	21,230	21,193
Accumulated deficit	(14,885)	(13,691)
Accumulated other comprehensive income (loss)	(48)	53

Total shareholders’ equity	9,471	10,728

Total liabilities and shareholders’ equity	$23,514	$23,815

BIOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands) (Unaudited)

		Three Months Ended		Nine Months Ended
		June 30,		June 30,
		2016	2015	2016	2015

GAAP Net income (loss)		$(433)	$1,478	$(1,193)	$1,810

Add back:	Interest expense	107	67	243	223
	Income taxes	(17)	23	(15)	25
	Depreciation and amortization	357	339	1,031	1,069
	Decrease in fair value of warrant liability	(21)	(34)	(189)	(353)
	Stock option expense	5	19	34	67

Adjusted EBITDA		$(2)	$1,892	$(89)	$2,841

Adjusted EBITDA - Earnings before interest, taxes, depreciation, amortization, stock option expenses, impairment charges and the change in the fair value of warrant liability.